Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information, each dated October 1, 2024, and each included in this Post-Effective Amendment No. 209 to the Registration Statement (Form N-1A, File No. 002-36238) of Deutsche DWS Securities Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 23, 2024, with respect to the financial statements and financial highlights of DWS Health and Wellness Fund (one of the Funds constituting Deutsche DWS Securities Trust) and our report dated August 23, 2024, with respect to the financial statements and financial highlights of DWS Enhanced Commodity Strategy Fund (one of the Funds constituting Deutsche DWS Securities Trust), which are included in Forms N-CSR for the years ended May 31, 2024 and June 30, 2024, respectively, into this Registration Statement, filed with the Securities and Exchange Commission

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 23, 2024